UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 29, 2009

APPLE REIT NINE, INC.

(Exact name of registrant as specified in its charter)

Virginia	333-147414	26-1379210
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

814 East Main Street, Richmond, Virginia	23219
(Address of principal executive offices)	(Zip Code)

(804) 344-8121

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Apple REIT Nine, Inc. (which is referred to below as the “Company” or as “we,” “us” or “our”) is filing this report in accordance with Item 1.02 of Form 8-K.

Item 1.02.	Termination of Material Definitive Agreement.

On January 29, 2009, we caused one of our indirect wholly-owned subsidiaries, Apple Nine Hospitality Ownership, Inc. to terminate a purchase contract for a hotel located in Portsmouth, New Hampshire. The hotel had a purchase price of $15,800,000, secured debt to be assumed by our subsidiary totaling $9,698,039 and contained 126 guest rooms. The seller did not have any material relationship with us or our subsidiaries, other than through the purchase contract.

The entry into this purchase contract was reported in our Form 8-K dated as of November 12, 2008 and filed with the Securities and Exchange Commission on November 14, 2008. In connection with the termination of this contract, the initial deposit of $200,000 was repaid to our contracting subsidiary.

Although our contracting subsidiary terminated the above mentioned purchase contract, the other purchase contracts for the potential purchase of seven hotels reported in the November 12, 2008 Form 8-K remain effective. Additional information regarding the terminated contract and the remaining outstanding contracts is set forth in the November 12, 2008 Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Apple REIT Nine, Inc.

By:	/s/ Glade M. Knight
Glade M. Knight, Chief Executive Officer

February 3, 2009

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